Exhibit 10.12

PROMISSORY NOTE
U.S. $60,000 January 27, 2013

FOR VALUE RECEIVED, on the Effective Date, as defined below on the signature page, Victory Electronic Cigarettes, LLC. as Obligor ("Borrower,” “Obligor”, or “Victory”), hereby promises to pay to the Lender (“Lender” or “Holder”), as defined below on the signature page, the Principal Sum as defined below of this PROMISSORY NOTE (the “Note”), along with the Interest Rate, as defined below, according to the terms herein.

The "Lender" shall be:	The person who has executed this note as Lender Holder, and their successors and assignees
The "Principal Sum" shall be:	$60,000.00 plus all accrued, unpaid interest, which shall be added to the Principal Sum.
The “Consideration” shall be:	Cash in the amount of the Principle Sum.
The "Interest Rate" shall be:	12% per annum, payable on Note maturity.
The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	January 31, 2014 or earlier as set forth herein.

ARTICLE I PAYMENT-RELATED PROVISIONS

1.1  Interest Rate. Subject to the Holder's right to convert, interest payable on this Note will accrue at the interest Rate and shall be added to the Principal Sum.
1.2  If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

ARTICLE II PREPAYMENT

2.1  The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

ARTICLE III EVENTS OF DEFAULT

3.1  Events of Default.  The occurrence of any of the following events shall constitute an event of default hereunder (“Event of Default”):

(a) Failure to pay any amount payable on account of principal or interest on this Note when due and any such failure continues for twenty (20) days after written notice to Victory of such failure;

(b) The commencement of involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceeding for relief under any bankruptcy law or any law for the relief of debtors against Victory, and such proceeding shall not be dismissed within sixty (60) days after its commencement or an order for relief against Victory shall have been entered in such proceeding, or any order, judgment or decree shall be entered against Victory decreeing its dissolution or division;

(c) The commencement by Victory of a voluntary bankruptcy proceeding under any bankruptcy law or the consent by Victory to the appointment of or taking possession by a receiver, liquidator, trustee, custodian or Victory for any substantial part of its property, or the making by Victory of any assignment for the benefit of creditors or the admission by Victory in writing of its inability to pay its debts generally as they become due or the failure of Victory to pay its debts as such debts become due; or

ARTICLE IV SEVERABILITY OF PROVISIONS

4.1  If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

ARTICLE V MISCELLANEOUS

5.1 Amendment Provision. The term "Note" and all reference thereto, as used throughoutthis instrument, means this instrument as originally executed, or if later amended orsupplemented, then as so amended or supplemented.

5.2 Assignability. This Note will be binding upon the Borrower and its successors, andwill inure to the benefit of the Holder and its successors and assigns, and may be assignedby the Holder.

5.3 Governing Law. This Note will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the State of Florida. Both parties executing this Agreement agree to submit to the jurisdiction of such courts.

5.4 Maximum Payments. Nothing contained herein may be deemed to establish or requirethe payment of a rate of interest or other charges in excess of the maximum permitted byapplicable law. In the event that the rate of interest required to be paid or other chargeshereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.5 Attorney Fees. In the event any attorney is employed by either party to this Note withregard to any legal or equitable action, arbitration or other proceeding brought by suchparty for the enforcement of this Note, the prevailing party in such proceeding will beentitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

5.6. Effective Date.  This Note will become effective only upon execution by bothparties, and delivery of valid payment by the Lender in the form of cash in the PrincipleAmount.

BORROWER:

VICTORY ELECRONIC CIGARETTES, LLC.

Signed:	signed	Signed:	signed
	CEO		COO

LENDER/HOLDER:

/s/ Brent Willis
INDIVIDUALLY

EFFECTIVE DATE AS EXECUTED BY LENDER/HOLDER:	January 27, 2013